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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 3, 2000, with respect to the financial statements of Vast Solutions, Inc., a wholly-owned subsidiary of Paging Network, Inc., in the Registration Statement (Form S-1) and related Prospectus of Vast Solutions, Inc. for the registration of 13,780,000 shares of Class B common stock of Vast Solutions, Inc. (the Registration Statement).



     We also consent to the use of our report dated December 23, 1999, with respect to the financial statements of Silverlake Communications, Inc. as of December 31, 1997 and December 9, 1998, and for the year ended December 31, 1997, and the period January 1, 1998, through December 9, 1998, in the Registration Statement.



                                                 /s/ ERNST & YOUNG LLP

                                          --------------------------------------


Dallas, Texas


May 10, 2000